Exhibit 10.5

  Investment Contract of Industry Project in
  Suqian Economic Development Zone

 NO. ___________

Party A: Suqian Economic Development Head Office

Party B: Jiangsu Xuefeng Environmental Protection Science & Technology Co. Ltd.

According to relevant laws and regulations of the PRC and policies of provinces and cities, under the principle of mutual benefit, honesty and equality, after mutual consensus, the two parties sign this contract with respect to Party B’s construction investment on Party A’s location.
Ⅰ. Project location and area
1.	Project location: South of Guangzhou west road and west of Tongda Avenue with an area of 180mu (1acre=6mu, equal to 30acres) (actual measurement shall prevail).
2.
Price and nature of the land: The land involved in the project is classified as industrial land and tenure of use is 50 years. The right to use land is obtained through land listing method, and the initially asking price for the land is RMB 30,000RMB/ mu (1acre=6mu), altogether amount to 5,400,000 RMB. The land is offered in the way of “one-time planning, one-time constructing and one-time land- offering”.

3.	The land use warrant shall be transacted preferentially after Party B has paid off the payment.
Ⅱ. Promises of Party A
1.	Party A assists party B in obtaining the stated-owned land.

2.	The land sold to party B presents normal situation. If any, Party A shall be responsible for the implementing and cost of house demolition.
3.
Party A is responsible to bring the water supply and drainage, communication and road to the red line side of the project land and connect the power line of 10kv to the area within150 meters away from the red line of the project land (According to relevant regulations of power supply department, if the single circuit application capacity of an user is above 3000KVA, a new line shall be built in the substation of the power system and Party B shall bear the relevant cost).

4.
After party A obtained all the necessary materials, Party A shall send specially-assigned persons to help party B complete the procedures, such as project approval and initiation, planning permission, environmental protection and fire control review, etc. The detailed requirement and deadline of the relevant procedures shall be executed in accordance with the Service Manual of Suqian Economic Development Zone.

5.	Party A shall actively assist Party B in recruiting staff.
Ⅲ . Promises of Party B
1.
Party B shall be responsible for the road, water and power supply within the land for the project and from the red line to lap point. Planning and designing program concerning drainage design of combined sewage, construction of municipal road, etc. shall be carried out after being examined and approved by relevant departments of development zone.

2.
Party B shall conduct the program and design according to the notice of planning and designing conditions given by relevant departments of the development zone and carries out the plan in accordance with their examination suggestions (including programming scheme, architectural monomer and landscape greening design). Party B shall strictly abide by the relevant laws and regulations of planning and constructing.

3.	Party B shall offer necessary materials and formalities in the process or relevant procedures.

4.
Party B shall not change the land use arbitrarily. The project must conform to the state laws and regulations on environmental protection and safety production. The discharge should be environmentally acceptable.

Ⅳ. Liability for breach of contract
1.	If the infrastructures under the charge of Party A cannot be prepared in place on time, any liability and losses caused by a delayed start of construction shall be undertook by Party A.
2.	During Party B’s performance of the planning scheme examined by Party A, if Party A is responsible for the work suspension or other losses, Party A shall be held liable for the compensation.
3.
If party B cannot pay the land-transferring fees at the appointed time of the contract, Party A is entitled to withdraw the right of land use and arrange the land for some other use without further noticing Party B.

4.
If Party B fails to complete the project on time after starting the major project of the program, Party A is entitled to charge a land inactivity fees equal to 20% of the land-transferring fees; If Party B delays the completion for over 6 months, Party A is entitled to withdraw the right of land use and hold Party B responsible for the losses occurred in the process.

Ⅴ. Other provisions
1.
Company, legal person or other economic organizations of Party B which are established specially for this program are confined to the validity of this contract. If Party B transfers the rights and obligations of the contract, Party B shall obtain Party A’s written consent.

2.	What is left unmentioned in this contract shall be settled by both parties after negotiation and added as an appendix with the same legal effect as the contract.
3.
Disputes arising from the performance of this contract shall be settled through negotiation. If failed, the two parties may subject to the arbitration of local relevant authorities or through legal procedure.

4.	The agreement is a commercial confidentiality between the two parties. Neither party shall disclose the information of this contract to any third party.
5.	This contract shall become effective after the signature of the two parties’ representatives. The original is in quadruplicate and each party holds two counterparts.

Party A: Suqian Economic Development Head Office
Representative: Ying Li
TEL.:  0527-88859101
Receiver: The Finance Bureau of Suqian Economic Development Zone
Bank: Suqian Industrial & Commercial Bank of China Development Zone Branch
Account NO.: 1116030309000010465
Bank: Suqian Bank of China Development Zone Branch
Account NO.: 22999808093001
Bank: Suqian Agricultural Bank of China Sucheng Branch
Account NO.: 460301040004645
Bank: China Construction Bank Suqian Branch Office
Account NO.: 32001778636052503504
Bank: Bank of Jiangsu Suqian Branch
Account NO.: 15200188000015579

Party B: Jiangsu Xuefeng Environmental Protection Science & Technology Co. Ltd.
Representative: Li Yuan
Tel:
Credential NO.:
Address:
Zip Code:
Contact Person in Suqian:
Recommending Organization:
Contact Person:
Contact Number:

                               March 23rd, 2012, in Suqian